Exhibit 10.2

Promissory Note

Lender: AlPPS LLC.	New York, New York
Principal Amount: $_2,500,000.00_________________	Date:__October 3, 2018_______

For value received, the undersigned, _Super Crypto Mining, Inc._, a Delaware Corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Loan (as defined in the Loan Agreement referred to below) made by the Lender to the Borrower on the date hereof, payable at such times, and in such amounts, as are specified in the Loan Agreement.

The Borrower promises to pay interest on the unpaid principal amount of such Loan from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement.

Both principal and interest are payable in U.S. Dollars to ALPPS LLC, at 256 West 38th Street, 15th Floor, New York NY 10018, in immediately available funds.

This Note is one of the promissory notes referred to in, and is entitled to the benefits of, and is a Loan Document under, the Loan Agreement, dated as of _October 3, 2018__ (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Borrower and the Lender. Capitalized terms used herein and not defined herein are used herein as defined in the Loan Agreement.

The Loan Agreement, among other things, (a) provides for the making of a Loan by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Loan being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is secured as provided in the Security Agreement and the other Loan Documents.

Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Signature Pages Follow]

In witness whereof, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

Borrower:	Super Crypto Mining, Inc.

By:	/s/ Darren Magot
Name: Darren Magot Title: Chief Executive Officer

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